Exhibit 5.1

2 Palo Alto Square

3000 El Camino Real, Suite 500

Palo Alto, California 94306

(650) 320-7700

Fax: (650) 320-770

April 11, 2011

GigOptix, Inc.

2300 Geng Road, Suite 250

Palo Alto, California 94303

Ladies and Gentlemen:

We have acted as counsel to GigOptix, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-172620) (as amended and as may subsequently be amended or supplemented from time to time, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of shares of common stock of the Company, par value $0.001 per share (the “Shares”), to be issued by the Company in the merger pursuant to the Agreement and Plan of Merger, dated as of February 4, 2011 (the “Merger Agreement”), by and among the Company, Aerie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and Endwave Corporation, a Delaware corporation (“Endwave”), including Shares issued for Endwave restricted stock units and Endwave options. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

We have examined (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company currently in effect, (iii) the Amended and Restated By-Laws of the Company currently in effect, (iv) the Merger Agreement and (v) the resolutions adopted by the Board of Directors of the Company as of February 3, 2011 relating to the Merger Agreement and certain related matters. We also have reviewed the originals or copies certified or otherwise identified to our satisfaction of such corporate records, certificates and documents and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company or representatives of the Company and do not opine as to the accuracy of any such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the opinions expressed below, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such provisions.

Based upon the foregoing, and subject to the limitations and assumptions set forth herein, we are of the opinion that the issuance of the Shares in connection with the Merger (as defined in the Merger Agreement) has been duly authorized and, when issued and delivered by the Company in the Merger pursuant to the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the proxy statement/prospectus which forms a part of the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the Commission.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP